UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 4, 2024

Date of Report (Date of earliest event reported)

Iron Horse Acquisitions Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-275076	85-1783294
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 2506 Toluca Lake, CA	91610
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 290-5383

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	IROH	The Nasdaq Stock Market LLC
Rights	IROHR	The Nasdaq Stock Market LLC
Units	IROHU	The Nasdaq Stock Market LLC
Warrants	IROHW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On January 4, 2024, Iron Horse Acquisitions Corp. (the “Company”) and Bengochea Capital LLC, an entity affiliated with the Company’s Chief Executive Officer, initiated litigation against Omnia Global a/k/a Omnia Schweiz GmbH (“Omnia Global”), Daniel Hansen, Mette Abel Hansen, and James Mair Findlay by filing a complaint in the U.S. District Court for the Southern District of New York, Case No. 1:24-cv-00048, in connection with the Company’s previously disclosed dispute with Omnia Global regarding tortious conduct committed by Omnia Global against the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 9, 2024

IRON HORSE ACQUISITIONS CORP.

By:	/s/ Jose A. Bengochea
Name:	Jose A. Bengochea
Title:	Chief Executive Officer